Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                                                                                                     April 25, 2019

                            Contact:   Nelli Madden
                            732-577-9997

UMH Properties, Inc. Prices Public Offering of 3,600,000 Shares of
6.75% Series C Cumulative Redeemable Preferred Stock

FREEHOLD, N.J.  – April 25, 2019 – UMH Properties, Inc. (NYSE: UMH) today announced the pricing of an underwritten public offering of 3,600,000 shares of its 6.75% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") at an offering price of $25.00 per share.  The Company has granted the underwriters a 30-day over-allotment option to purchase up to an additional 400,000 shares of Series C Preferred Stock. The shares of Series C Preferred Stock being offered will form a single series with, will have the same terms as, and will vote as a single class with, the 5,750,000 outstanding shares of Series C Preferred Stock issued in July 2017 and will rank on a parity with the Company's outstanding 8.0% Series B Cumulative Redeemable Preferred Stock and its outstanding 6.375% Series D Cumulative Redeemable Preferred Stock.  After giving effect to the offering, the Company will have a total of 9,350,000 shares of Series C Preferred Stock outstanding (9,750,000 shares if the underwriters’ over-allotment option is fully exercised).  The Series C Preferred Stock is listed on The New York Stock Exchange under the symbol “UMH PRC.”  The Series C Preferred Stock has a $25.00 liquidation value per share.

The Company expects to receive net proceeds from the offering before expenses of approximately $87.2 million and expects to close the transaction on or about April 29, 2019.  The Company plans to use the proceeds from the offering for general corporate purposes, which may include the purchase of manufactured homes for sale or lease to customers, expansion of its existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis.

The joint bookrunning managers for the offering were BMO Capital Markets Corp. and J.P. Morgan Securities LLC. Co-managers for the offering were B. Riley FBR, Inc., D.A. Davidson & Co., and Janney Montgomery Scott, LLC.

UMH, a publicly-owned REIT, owns and operates 118 manufactured home communities located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland.  In addition, the Company owns a portfolio of REIT securities.

The Series C Preferred Stock is being issued pursuant to a prospectus supplement and accompanying prospectus under an effective shelf registration statement filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents.  Copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: BMO Capital Markets Corp or J.P. Morgan Securities LLC. You should direct any requests to BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York, 10036 or by telephone at (800) 414 – 3627 or by email at bmoprospectus@bmo.com or to J.P. Morgan Securities LLC, Attention: Investment Grade Syndicate Desk, 383 Madison Avenue, New York, New York, 10179 or by telephone at (212) 834-4533. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission for free by visiting the Commission's web site at http://www.sec.gov.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.  Copies of each filing may be obtained from the Company or the SEC.  Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates.  Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

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